UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

WellCare Health Plans, Inc. (“WellCare,” “we” or “our”) announced today that Rex M. Adams, WellCare’s Chief Operating Officer, is leaving WellCare effective November 1, 2010.  Mr. Adams’ position was eliminated as part of WellCare’s previously announced streamlining of our organizational structure to ensure that we have a competitive cost structure.

Item 8.01             Other Events.

WellCare has created a new position of Chief Administrative Officer and Walter W. Cooper, who previously served as WellCare’s Senior Vice President, Chief Marketing Officer and President, Specialty Business Unit, has been promoted to that role.

A copy of the press release announcing, among other items, the departure of Mr. Adams and the promotion of Mr. Cooper is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

99.1	Press Release dated October 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
October 18, 2010	/s/ Timothy S. Susanin Timothy S. Susanin Senior Vice President , General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 18, 2010.